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[NASTECH LOGO]

FOR IMMEDIATE RELEASE

                  NASTECH CLOSES $11 MILLION PRIVATE PLACEMENT

BOTHELL, WASH., - SEPTEMBER 4, 2003 - Nastech Pharmaceutical Company Inc. (Nasdaq: NSTK) announced today that it has completed a private placement of equity securities to institutional investors totaling $11.0 million in gross proceeds. The net proceeds will be used for general corporate purposes, including working capital. Lehman Brothers Inc. acted as exclusive placement agent for the financing.

In the private placement, the Company issued 1.513 million shares of common stock and warrants to purchase up to 0.53 million shares of common stock at an exercise price of $11.09 per share. The warrants are exercisable up to and including September 4, 2008.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security. The shares issued in the private placement have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act of 1933, as amended, and applicable state securities laws or an applicable exemption from registration requirements. Nastech has agreed to file a registration statement covering the resale of the shares.

ABOUT NASTECH

Nastech Pharmaceutical Company Inc. is a leader in nasal drug delivery. The Company is developing a platform technology for delivering both small- and large-molecule drugs by nasal administration. Intranasal drug delivery may lead to greater drug efficacy, speed of action, safety, and patient compliance. Nastech has shown great promise in delivering drugs directly to the Central Nervous System via the nasal passages where there is no blood brain barrier. Nastech has a diverse product portfolio across multiple therapeutic areas, including products targeted for the treatment of male and female sexual dysfunction, pain management, osteoporosis, cancer and hepatic illnesses, growth deficiency and multiple sclerosis.

NASTECH SAFE HARBOR STATEMENT

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement made by the Company. These factors include, but are not limited to: (i) the Company's ability to successfully complete product research and development, including pre-clinical and clinical studies and commercialization; (ii) the Company's ability to obtain required governmental approvals, including product and patent approvals; (iii) the Company's ability to attract and/or maintain manufacturing, sales, distribution and marketing partners; and (iv) the Company's ability to develop and commercialize its products before its competitors. In addition, significant fluctuations in quarterly results may occur as a result of varying milestone payments and the timing of costs and expenses related to the Company's research and development program. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company's filings with the Securities and Exchange Commission, including, but not limited to, those factors discussed under the caption "Risk Factors" in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as otherwise required by securities or other applicable laws.

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CONTACT:

Nastech Pharmaceutical Company Inc.:
Matthew D. Haines
Director, Corporate Communications
(212) 297-6198
mhaines@nastech.com

Burns McClellan (representing Nastech)
E. Blair Clark (Investors)
Kathy L. Jones, Ph.D. (Media)
212-213-0006